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                                                                  EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14179, Form S-3 No. 333-16887 and Form S-3 No. 333-13911) of Sunstone Hotel Investors, Inc. of our report dated December 20, 1996, with respect to the financial statements of Kent Hospitality Partners, L.P. included in Sunstone Hotel Investors, Inc.'s Current Report on Form 8-K/A dated August 22, 1997.


ARTHUR ANDERSEN LLP

Houston, Texas
August 21, 1997